Exhibit 4.12
AMENDMENT REQUEST
IRREVOCABLE STANDBY/DOCUMENTARY
LETTER OF CREDIT
DATE: October 30, 2015

LETTER OF CREDIT NO.: TS-07004845	DATE OF ISSUE: November 10, 2008
APPLICANT: Arcos Dorados B.V. Barbara Strozzilaan 101 1083 HN Amsterdam The Netherlands	BENEFICIARY McDonald’s Latin America , LLC c/o McDonald Corporation 2915 Jorie Boulevard Oak Brook, IL 60523
KINDLY AMEND THE ABOVE-REFERENCED LETTER OF CREDIT AS FOLLOWS:

NEW EXPIRY DATE:
PLEASE INCREASE THE AMOUNT BY TO A NEW BALANCE OF
☑	PLEASE DECREASE THE AMOUNT BY $20MM TO A NEW BALANCE OF $45MM
OTHERS: (USE A SEPARATE SHEET IF NECESSARY)

Arcos Dorados B.V.	FOR BANK USE ONLY
COMPANY NAME /s/ Mariano Tannenbaum
AUTHORIZED SIGNATURE Mariano Tannenbaum
PRINT NAME & TITLE	SIGNATURE VERIFIED

Trade Finance/Services Department

AMENDMENT TO
IRREVOCABLE STANDBY LETTER OF CREDIT
No. TS-07004845
November 4, 2015
McDonald’s Latin America, LLC
c/o McDonald’s Corporation
2915 Jorie Boulevard
Oak Brook, IL 60523
Attention: Treasurer , McDonald’s Corporation
Sir/Madam:
At the request and for the account of ARCOS DORADOS B.V., we hereby amend the above referenced Letter of Credit as follows:
1)    The Original Stated Amount is reduced by US$20,000,000.00 from US65,000,000.00 to US$45,000,000.00.
2)    Bank’s Presentation Office means (i) Eleven Madison Avenue, 6th Floor, New York, NY 10010, Attention: Trade Finance/Services Department, or (ii) such other branch or office of the Bank which may be designated by the Bank by written notice to the Beneficiary.
All other terms and conditions remain unchanged. This amendment forms an integral part of the original credit.
This amendment is subject to your consent. Please indicate your reply on both documents and keep the original for your records. The signed non-negotiable copy must be sent to our office listed above by courier.
Very truly yours,
CREDIT SUISSE AG
acting through its CAYMAN ISLANDS BRANCH

/s/ Jack D. Madej	/s/ Emma Artun
Jack D. Madej	Emma Artun
Assistant Vice President	Authorized Signatory
NON-NEGOTIABLE
REDUCTION APPROVED (X)	REDUCTION REJECTED ( )

/s/ Manuel Favela
McDonald’s Latin America, LLC
NAME: Manuel Favela
TITLE: Latin America Vice President – Chief Financial Officer

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